                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          -----------------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

NOT APPLICABLE                                               94-1347393
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. national                          Identification No.)
bank)

420 MONTGOMERY STREET
SAN FRANCISCO, CA                                            94163
(Address of principal executive offices)                     (Zip code)

                              WELLS FARGO & COMPANY
                          LAW DEPARTMENT, TRUST SECTION
                                  MAC N9305-172
                         SIXTH AND MARQUETTE, 17TH FLOOR
                              MINNEAPOLIS, MN 55479
                              (agent for services)

                          -----------------------------

                               JAKKS PACIFIC, INC.
               (Exact name of obligor as specified in its charter)


           DELAWARE                                    95-4527222
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                   Identification No.)

22619 PACIFIC COAST HIGHWAY                              90265
MALIBU, CALIFORNIA
(Address of principal executive offices)               (Zip code)

                          -----------------------------
                     4.625% CONVERTIBLE SENIOR NOTE DUE 2023
                       (Title of the indenture securities)

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Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency,
                           Treasury Department
                           Washington, D.C.  20230

                           Federal Deposit Insurance Corporation
                           Washington, D.C. 20429

                           Federal Reserve Bank of San Francisco
                           San Francisco, CA  94120

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16.  List of Exhibits.  List below all exhibits filed as a part of this
                             Statement of Eligibility.
                             Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.                 A copy of the Comptroller of the Currency
                           Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.                 Copy of By-laws of the trustee as now in effect. *

Exhibit 5.                 Not applicable.

Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.                 Attached is a copy of the latest report of
                           condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
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Exhibit 8.                 Not applicable.

Exhibit 9.                 Not applicable.


* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.
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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 1st of August, 2003.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION



                                          --------------------------------------
                                          Name:   Jeanie Mar
                                          Title:  Vice President
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                                    EXHIBIT 6

August 1, 2003



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

                                          Very truly yours,

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION



                                          --------------------------------------
                                          Jeanie Mar
                                          Vice President

                                    EXHIBIT 7

                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
        at the close of business March 31, 2003, filed in accordance with
                    12 U.S.C.Section 161 for National Banks.

                                                                                  Dollar Amounts
                                                                                    In Millions
                                                                                  --------------
ASSETS

Cash and balances due from depository institutions:

                  Noninterest-bearing balances and currency and coin                 $  8,008
                  Interest-bearing balances                                             1,370
Securities:
                  Held-to-maturity securities                                               0
                  Available-for-sale securities                                         5,189
Federal funds sold and securities purchased under agreements to resell:

                  Federal funds sold in domestic offices                                   78
                  Securities purchased under agreements to resell                          56
Loans and lease financing receivables:

                  Loans and leases held for sale                                       41,208
                  Loans and leases, net of unearned income                            113,872
                  LESS: Allowance for loan and lease losses                             1,334
                  Loans and leases, net of unearned income and allowance              112,538
Trading Assets                                                                          6,069
Premises and fixed assets (including capitalized leases)                                1,594
Other real estate owned                                                                    69
Investments in unconsolidated subsidiaries and associated companies                       255
Customers' liability to this bank on acceptances outstanding                               29
Intangible assets
                  Goodwill                                                              5,379
                  Other intangible assets                                               4,694
Other assets                                                                           10,219
                                                                                     --------
Total assets                                                                         $196,755
                                                                                     ========

LIABILITIES
Deposits:

                  In domestic offices                                                $105,713
                                    Noninterest-bearing                                29,176
                                    Interest-bearing                                   76,537
                  In foreign offices, Edge and Agreement subsidiaries, and IBFs        17,156
                                    Noninterest-bearing                                     3
                                    Interest-bearing                                   17,153

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
                                                                                  Dollar Amounts
                                                                                    In Millions
                                                                                  --------------
Federal funds purchased and securities sold under agreements to repurchase:

                  Federal funds purchased in domestic offices                          25,772
                  Securities sold under agreements to repurchase                          385

Trading liabilities                                                                     5,473
Other borrowed money
                  (includes mortgage indebtedness and obligations under
                   capitalized leases)                                                 10,268
Bank's liability on acceptances executed and outstanding                                   29
Subordinated notes and debentures                                                       5,684
Other liabilities                                                                       7,658
                                                                                     --------
Total liabilities                                                                    $178,138

Minority interest in consolidated subsidiaries                                             36

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                               0
Common stock                                                                              520
Surplus (exclude all surplus related to preferred stock)                               13,285
Retained earnings                                                                       4,638
Accumulated other comprehensive income                                                    138
Other equity capital components                                                             0
                                                                                     --------
Total equity capital                                                                   18,581
                                                                                     --------
Total liabilities, minority interest, and equity capital                             $196,755
                                                                                     ========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins             Directors
Clyde W. Ostler